AGREEMENT AND
                                  BILL OF SALE

         For and in consideration of mutual benefits, detriments, and covenants, the adequacy of which is hereby acknowledged, the parties hereto, Tonga Capital Corp. (Tonga) and Vaughn L. Juhnke (Juhnke) hereby agree as follows:

        1) Juhnke hereby grants, sell and conveys to Tonga the assets specified on Exhibit A hereto for $50,000 and 12,500 shares of common stock of Tonga to be issued concurrently.
        2) The $50,000 price shall be in the form of a promissory note from Tonga to Juhnke secured by a pledge of the assets described on Exhibit A substantially in the forms attached hereto as Exhibits B and C.
        3) Tonga shall pay to Juhnke as a credit against note balance of $4.00 per tape unit sold, with monthly payment and accounting pursuant to the terms of the note.
        4) The note from Tonga to Juhnke shall have a conversion privilege allowing conversion of any note balance to common stock of Tonga @ $1.00 per share (as such stock may be they constituted, at any time during term of note.
        5) Tonga shall pay rent of $75 per month to Juhnke for storage space usage.


Dated June 6, 2002
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Tonga Capital Corporation

By: /s/ Roger K. Juhnke, Pres.
    -----------------------------

Vaughn L. Juhnke

/s/ Vaughn L. Juhnke
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